Exhibit 99.2

Olive.com Investor Overview Transcript	Transcribed By: FINSIGHT 589 8th Avenue New York, NY 10018

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Slide 1

Operator:

Welcome to the Olive.com and MDH Acquisition Corp. business combination call. I will now turn the call over to Brendan Lahiff from TrailRunner International for the safe harbor comments.

Slide 2 & Slide 3

Brendan Lahiff:

Thank you and good morning to everyone joining the call today. Participants on this call are members of the Olive.com and MDH Acquisition Corp. management teams, including Olive.com Founder and CEO, Rebecca Howard; Olive.com’s President & COO Justin Thomas; and MDH Acquisition Corp executive chairman, Franklin McLarty.

This call is available via webcast on the investor relations website at www.olive.com as well as MDH Acquisition Corp.'s website at www.mclartydiversified.com. We have an exciting announcement to discuss on today's call and I would like to refer you to the Olive.com investor relations website again at www.olive.com for a copy of our press release announcing the proposed transaction and the PDF of today's presentation.

Before we get started, please note that today's discussion contains forward-looking statements based on current beliefs, assumptions and expectations, and speak only as of the current date and as such, involve risks and uncertainties that could cause actual results to differ materially from current expectations. Any statement that is not based on historical fact is or should be considered as forward-looking statements. Please refer to the cautionary statements in today's press release and on slides 2 & 3, and 38 through 40 of this presentation for more information about any forward-looking statements that we may make and the risks and uncertainties regarding the proposed transaction.

Slide 4

Brendan Lahiff:

Please note there will not be a question-and-answer session following the presentation. Today's presentation is qualified in its entirety by reference to the filings made by Olive.com and MDH Acquisition Corp. with the SEC today regarding the transaction. Any questions following the call can be forwarded to investors@olive.com. I'll now turn the call over to Olive.com Founder and CEO, Rebecca Howard.

Slide 5

Rebecca Howard:

Good morning.

Today is an exciting day for Olive.com.

Our company is the unrivaled leader in payment services and online vehicle protection plans, and we are proud to announce today that we plan to go public in a proposed business combination with MDH Acquisition Corporation.

Our company is strong and profitable, and going public with MDH as our partner represents the logical next step in Olive.com’s growth journey. Becoming a public company will provide us with the access to capital that will help fuel our company’s growth, increase long-term profitability and extend our leadership in the payment services and vehicle protection plan market.

I want to begin this call by summarizing the transaction at a strategic level. Then I will ask Franklin McLarty from MDH to say a few words, before turning the call over to our President and COO Justin Thomas.

From a structural perspective, the new public company, Olive.com, will be a combination of two proven growth platforms -- Olive.com’s current digital vehicle protection plan platform and PayLink Direct’s current industry leading payment services operation.

Olive.com currently has the largest market share in providing payment services and online vehicle protection plans to consumers. The current sweet spot for our offering is represented by approximately 87 million vehicles that are between 6 and 12 years old, creating a $260 billion opportunity today. With over 280 million vehicles in operation in the US today, we expect to be able to broaden our addressable market over time for both new and older vehicles.

Slide 6

Rebecca Howard:

I founded PayLink Direct in 2006, and we have a 15-year track record of profitability. Upon the close of the proposed transaction, PayLink Direct will become a division of Olive.com, and I will become CEO of the new public company. In a few minutes I will turn the call over to Justin Thomas, our President and COO, to introduce himself. Justin is a fantastic leader, and he is just one member of our battle-tested executive leadership team that is ready to compete and win as a public company.

I want to take a moment to recognize our entire team at Olive.com. Our company has a phenomenal team of professionals who are passionate about our mission, and who work tirelessly to help serve our customers and business partners every day. I want to thank every member of this team for their professionalism and their dedication to service.

We are very proud of the business we have built, and we believe our best days are yet to come. Together, our team will drive the ongoing success and growth of Olive.com.

Current MDH Executive Chairman Franklin McLarty will become Olive.com’s Chairman. Franklin and his family have more than 100 years of business-building experience – including extensive leadership experience in the automotive and transportation sectors – and Franklin will bring great value to Olive.com.

Slide 7

Rebecca Howard:

The proposed transaction we announced today values Olive.com at an initial pro-forma enterprise value of approximately $960 million. Following the completion of the business combination, the cash in trust and the investment from PIPE investors will allow Olive.com to expand and continue to deliver our product offerings to a growing $260 billion addressable market.

The proposed business combination we are announcing today is noteworthy because both MDH Acquisition Corp. and the strategic investors leading this transaction have taken action to ensure that their interests are fully aligned with future shareholders. Very early on, Fortress Investment Group and Milestone Partners were two major investors who saw the powerful disruptive potential and consumer value proposition that our company brought to market. We have been proud to partner with Fortress and Milestone these past years, and I am grateful for their continued support. Both Fortress Investment Group and Milestone Partners are such strong believers in Olive.com’s future growth potential and investment thesis that they will be rolling forward 100% of their common equity interests into the new public company. I’m also proud to announce today that Old Republic Insurance and Ally Financial Inc. have agreed to become strategic partners with Olive.com. Finally, MDH’s sponsor so strongly believes in our strategic and growth potential that they have tied 75% of their equity interests to an earnout based on future Olive.com financial performance. Our strategic investors and partners are aligned and fully behind our team, and I’m grateful to our strong supporters for their unequivocal support as we launch this new growth chapter in our history.

Slide 8

Rebecca Howard:

Stepping back, you can only understand the power and growth potential of our business if you understand three very important consumer trends in the market today.

Consumers need real financial protection. Their cars are lasting longer. Their repair bills are going up. And they are increasingly unable to pay for the yearly mechanical costs of their vehicles. This is why they have turned to Olive.com.

First, people are keeping their autos for longer periods of time. The average owner today keeps their car for 7 years.

Second, as people keep their autos for longer periods of time, their annual repair costs are growing. Annual maintenance and repair costs today average approximately $1,200 per vehicle, and these costs are expected to continue to rise given the trends in more expensive auto parts.

The third key trend I want to draw your attention to is that vehicles today are actually lasting longer. The trend of longer vehicle lives – now averaging over 12 years – is leading consumers to purchase significantly more end-of-warranty plans.

Slide 9

Rebecca Howard:

Now, to tie these three megatrends together, consider that there are 280M total cars on the road in the U.S. today – 87 million of which are between 6 and 12 years old. Research shows that in addition to the average age of a car on the road reaching a record high of 12.1 years during the coronavirus pandemic, that 25% of cars are now 16 years or older. Our product is essential for consumers because as we showed on the previous slide, at least 33% of car owners today could not afford a $500 to $600 expense in auto repairs. And 60% of consumers today would have difficulty covering a $1,000 repair expense. This is especially important when you consider that less than 10% of the 87 million autos on the road today that are between 6 and12 years old have coverage.

Slide 10

Rebecca Howard:

There can be no question that Olive.com is the unrivaled market leader in our space at a time when the major megatrends in our industry are providing important tailwinds and opportunities for our business.

Since the company’s inception in 2006, PayLink’s high performing infrastructure has processed four million service contracts and originated $11 billion in receivables. Our company operates in a significantly underserved market, and there is meaningful room to grow. Olive.com has grown rapidly with 144.5% growth in net premium over the last four quarters and PayLink Direct has a 15-year track record of profitability. The combined business generated 2020 Adjusted EBITDA of $35.5M and net income of $13.5M.

Olive.com was built to give customers peace of mind. Vehicle protection plans cover mechanical failure of the vehicle after the manufacturer’s warranty has expired, and Olive.com’s digital platform has created a wave of new consumer buyers to the vehicle protection plan market -- with over 59% of our customers being first time buyers.

When consumers pay for vehicle protection plans at the dealer, they pay retail rates, which are generally making it more expensive than Olive.com’s rates. Each of you listening to this call, I’m sure, has your own horror stories of pesky telemarketing calls and pushy salespeople trying to sell you products on their terms – not yours. Consumers are now able to buy a vehicle protection plan, on their own terms and in the comfort of their home, through Olive.com. The digital platform we’ve built lets consumers buy direct, with no pressure, the way they want to buy, giving them an assortment of coverage and deductible options that are convenient and fit their budget. Olive.com gives consumers products that are approachable, affordable, transparent and user-friendly – real choice, all digital and at any time day or night.

When I founded our company, I wanted to make sure that we always fought hard to protect the consumer. Consumer protection is one of our core values and is essential to our mission. Olive.com takes transparency seriously, and as a customer informed product provider, we simply seek to offer the best coverage for car owners. It is a simple, but very powerful mission, and it is why our company’s products, customer service, and reputation for excellence have earned us an A+ rating with the Better Business Bureau and partnerships with leading insurance companies and globally recognized brands. With no inspection or waiting period, and plans for every budget, Olive.com is in the business of helping people live life covered. I’m proud of our team’s commitment to our customers and business partners, and we will continue to do everything possible to help them.

I now want to turn to MDH Executive Chairman Franklin McLarty for a few comments.

Slide 11

Franklin McLarty:

Thank you very much, Rebecca. MDH is proud to partner with you as you go public and launch a new chapter in your growth story. And I am honored to become Chairman of Olive.com upon close of the proposed combination.

When we formed MDH Acquisition Corporation, we were very clear with our investors as to our five key priorities in looking for the right company to take public.

First, we wanted to find a company with a seasoned management team and a strong culture. When you look at Rebecca, Justin and the entire team at Olive.com, there can be no question that this team has a proven track record of profitability and success, a disciplined growth strategy and a relentless dedication to execution.

Next, we said we wanted to find a company that was positioned to take advantage of attractive end-market trends that would help support the company’s growth well into the future. And when you look at the megatrends that Rebecca touched on, it is clear that Olive.com has a strong tailwind and a great customer growth proposition for years to come.

We also wanted to find a company that operated in the heartland of the United States. Olive.com is based in Chicago and they have a strong Midwestern work ethic. My family has spent more than 100 years building businesses in the U.S. Heartland, and we are proud to continue that tradition with Rebecca and the excellent Olive.com team.

We were clear that MDH wanted to find a company with a strong track record. And we did so. Rebecca’s leadership during her 15+ years leading Olive.com has consistently been profitable and that makes the point better than I ever could.

Slide 12

Franklin McLarty:

Finally, we wanted to find a company that would truly benefit from going public. And we did that as well. Going public for public’s sake is wasted motion, it is not always beneficial and can actually harm a company’s ability to grow. Not so with Olive.com. The company is public ready with a proven leadership team, the right strategy and a relentless dedication to execution and protecting precious financial resources. They will be wise stewards of this new capital and will use it to grow their business in a methodical and disciplined way.

For these five reasons – and many more -- I am honored to be Chairman of Olive.com once the business combination is finalized. Once Olive.com is public, I will bring my family’s extensive automotive and transportation network to bear, and I will work tirelessly to do my part to help this company grow and deliver strong, consistent returns to shareholders. Our entire team is deeply committed to the growth and success of Olive.com, and we are honored to partner with Rebecca and the entire Olive.com team, as well as the strategic partners Old Republic Insurance and Ally Financial Inc. Thank you.

Slide 13

Rebecca Howard:

Thank you, Franklin. I now want to turn to Justin Thomas, our President and COO, to provide more details on our business, including financial information.

Justin Thomas:

Thank you, Rebecca.

Slide 14

Justin Thomas:

I’m Justin Thomas and I serve as the President and COO of Olive.com. I’ve spent nearly my entire career in and around the vehicle protection plan space, and I’m so proud of our company’s unique and differentiated product offerings.

I want to help provide you with some important context and data points on our business as you work through the slides contained in the detailed investor presentation we have posted today. Olive.com comprises two industry leading platforms: Olive.com and PayLink. And let me start by providing you with some highlights and metrics on the digital platform which is a fully vertically integrated technology, marketing and payment services solution where we are either selling on our own behalf or on behalf of B2B customers powering their brands.

Our net premiums are up over 250% since year end on a run rate basis and we’ve exceeded our Q1 net premium targets by over 16%, a key start to achieving our full year plan of 102 million in net premium in 2021.

We’ve launched two key OEM partners on our B2B2C distribution and are substantially growing their protection plan business in comparison to prior year performance.

The other two key points I’d make here are about the experience we are driving for consumers. Notably 97% of our customers would recommend us to family or friends and over 59% are first time buyers of vehicle protection plans. These are two remarkable data points for such an underserved market.

Let me next turn to our payment services business. This business services the payment space at scale and with profitability. We have several powerful data points that I want to call your attention to:

We process payments every minute of every day – we process nearly four million payments per year. We’ve originated over $11 billion dollars in payment plans since inception. We’ve done this all on our proprietary technology and in-house systems which are our true backbone. And we have consistently driven profits for our shareholders.

Slide 15

Justin Thomas:

As we move through the next slide in our presentation – “Technology is in our DNA”, I think it is important to connect a key philosophical thread from the payment services business to the digital platform. Rebecca founded the business in 2006 with technology as the foundation and this slide gives you a summary view of our proprietary capabilities on the payment services business. Everything from business partner interface to customer facing solutions.

Slide 16

Justin Thomas:

Moving to the digital platform, here we again started with technology as our true north and central focus. We have more on it later as well but importantly I should note that we launched our own consumer brand and two global OEMs, each within 90 days -- and all in the first year of being live. And we’ve done so in a way that will help us scale two distinct distribution channels over time.

Slide 17

Justin Thomas:

As I stated in my intro, what we are doing at Olive.com is unique to this industry. Our product offering, online straight through processing and transparency set us apart as does the holistic approach we take with consumer experience. There is no question we have strong momentum. We are seeing material gains in engagement, and I think it bears repeating that our run rate has more than tripled from $17 million to $60 million from December to March. Our marketing is really taking hold and we are getting more effective every single day.

Slide 18

Justin Thomas:

Long term, beyond just 2021, our growth outlook will benefit from the pipeline we’ve built on the B2B side and the new growth capital through this business combination. We have a highly detailed plan to deploy the capital, monitor its efficacy and the team is really looking forward to putting the money to work effectively right away. We will be wise stewards of our new growth capital, and we will put it to work in a disciplined manner to help grow our company and deliver returns to our shareholders.

And all of that is before inserting MDH and the entirety of the McLarty network into the picture. The MDH network and ecosystem will most certainly help us scale even further.

Let me next turn your attention to the area of technology. The key takeaway here is that our technology is our fortification against competition. Our digital platform is simply unmatched in the industry, and we have provided our team with everything they need to execute while using next generation marketing tools and technology built on our collective and substantial knowledge base.

Slide 19

Justin Thomas:

Going public will provide important capital for our company to help us accelerate our growth. That said, beyond the numbers in this presentation or current forecast and beyond the metrics shared, we have several avenues to scale our business because of the early and thoughtful investments in technology and consumer experience and engagement.

You can see several natural adjacencies here in the presentation including other consumer product categories and different segments of the vehicle market. Each are areas where we have not only the competency to serve but the potential to win.

Slide 21

Justin Thomas:

Next I’d like to walk you through our early momentum in 2021 and some of the key first half highlights, followed by a summary view of the forecasted periods herein.

The payment services business continues to perform strongly while the digital platform is growing real time.

You can see the high margin, high originations noted here as well as the engagement via Olive.com. As we look to continue our momentum, we are keyed in on geographic expansion as well as marketing and sales execution.

Slide 22

Justin Thomas:

This chart shows you the last several quarters and the powerful historical growth trajectory for our digital platform.

Slide 23

Justin Thomas:

Now as we turn to the financials through the forecasted period you can see the revenue contribution from each of the platforms. It is imperative to note that each digital platform sale is also a payment services origination. They fuel each other in a highly efficient way. As you’ll see, inclusive of the approximately $100 million of growth capital coming on to the balance sheet from this business combination, we are projecting revenue to grow from over $100 million this year to over $400 million by 2023.

Slide 24

Justin Thomas:

Now for our KPIs. In our view, these are the right metrics for our business and are aligned with the health of the business and shareholder value. We will provide originations and Adjusted EBITDA for the payment services platform and net premiums and adjusted gross profit for the digital platform, detailed definitions of which can be found within this presentation.

For a relative sense in comparison to our addressable market, the 850,000 originations in 2023 represent 1% of our current vehicle sweet spot.

Slide 25

Justin Thomas:

As we conclude our presentation, I would again leave you with this -- we are bringing together the leading payment services platform and the leading online vehicle protection plan platform to better serve this market and provide value to our customers and to our shareholders.

Thank you, back to you Rebecca.

Slide 26

Rebecca Howard:

Thank you, Justin. And thank you all for listening to our presentation. We have a great deal of work to do in the days, weeks, months and years ahead. We are deeply committed to serving our customers, and we are deeply committed to executing our growth strategy. Thank you for your time.

Non-GAAP Financial Measures

This communication includes certain non-GAAP financial measures, including Adjusted EBITDA. EBITDA is defined as net income plus interest expense, income tax expense, depreciation and amortization. Adjusted EBITDA is defined as EBITDA, plus extraordinary expenses, equity compensation, non-recurring management fees and other onetime non-recurring items. These financial measures are not prepared in accordance with accounting principles generally accepted in the United States and may be different from non-GAAP financial measures used by other companies. The Company, OP Group and PubCo believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. These non-GAAP measures with comparable names should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP.

Additional Information

In connection with the proposed business combination, PubCo intends to file with the SEC a Registration Statement on Form S-4 (the “Registration Statement”), which will include a proxy statement/prospectus, and certain other related documents, which will be both the proxy statement to be distributed to holders of shares of the Company's common stock in connection with its solicitation of proxies for the vote by the Company's stockholders with respect to the proposed business combination and other matters as may be described in the Registration Statement, as well as the prospectus relating to the offer and sale of the securities of PubCo to be issued in the business combination. The Company's stockholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus included in the Registration Statement and the amendments thereto and the definitive proxy statement/prospectus, as these materials will contain important information about the parties to the Business Combination Agreement, the Company, PubCo and the proposed business combination. After the Registration Statement is declared effective, the definitive proxy statement/prospectus will be mailed to stockholders of the Company as of a record date established for voting on the proposed business combination and other matters as may be described in the Registration Statement. The Company's stockholders will also be able to obtain copies of the Registration Statement, including the proxy statement/prospectus and other documents filed with the SEC that may be incorporated by reference in the proxy statement/prospectus, without charge, once available, at the SEC's web site at www.sec.gov, or by directing a request to: MDH Acquisition Corp, 600 N. Carroll Ave., Suite 100, Southlake, TX 76092, Attention: Chief Executive Officer.

Participants in the Solicitation

The Company and PubCo and their respective directors and executive officers may be deemed participants in the solicitation of proxies from the Company's stockholders with respect to the business combination. A list of the names of those directors and executive officers and a description of their interests in the Company are contained in the Company's final prospectus dated February 1, 2021 relating to its initial public offering and in Company's subsequent filings with the SEC, and are available free of charge at the SEC's web site at www.sec.gov, or by directing a request to: MDH Acquisition Corp, 600 N. Carroll Ave., Suite 100, Southlake, TX 76092, Attention: Chief Executive Officer. Additional information regarding the interests of such participants will be contained in the proxy statement/prospectus for the proposed business combination when available.

No Solicitation

This communication is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of the Company or PubCo nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Forward-Looking Statements

Certain statements made herein, and oral statements made from time to time by representatives of the Company, OP Group and PubCo, are “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Statements regarding the potential combination and expectations regarding the combined business are forward-looking statements. In addition, words such as “estimates,” “projects,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the parties, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.